Exhibit 10.2

9586 I-25 Frontage Road, Suite 200 Longmont, Colorado 80504 USA	T: 303.774.3200 F: 303.678.9275 www.appliedfilms.com

Date

«Name»
«Address1»
«Address2»
«City», «State» «PostalCode»
«Country»

        Re:     Applied Films Corporation — Nonqualified Stock Option

        The Board of Directors (the “Board”) of Applied Films Corporation (the “Company”), or the committee (the “Administrator”) designated by the Board for the purpose of administering the Applied Films Corporation Stock Option Plan dated as of April 29, 1997, as amended (the “Plan”), hereby grants to you, as Grantee, a stock option (the “Option”), pursuant to the Plan, a copy of which is attached. Certain capitalized terms used in this Agreement, which are not defined herein, have the meanings indicated for such terms in the Plan.

1.	Stock Option. The Option entitles you (or other person as permitted under Section 3 of this Agreement) to purchase up to «WrittenShares» («Numberofshares») shares of the Company’s Common Stock, no par value (the “Option Shares”), subject to the terms and conditions of the Plan and this Agreement, at an option price per share of $(“Price”) as a voluntary benefit in respect of which no legal claim exists in the future. The Option is intended to be a nonqualified stock option.

2.	Additional Terms. The Option is also subject to the following provisions:

a)	Exercisability. The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to terms of the Plan and the vesting schedule set forth in Section 2(b) below. The Option Price for the respective Option Shares shall be paid in full in cash or by check at the time of the delivery of Option Shares. The Option Shares acquired under this Agreement are hereinafter referred to as the “Exercise Shares.”

b)	Vesting Schedule. Twenty-five percent (25%) of the shares subject to this Option shall vest and be exercisable on (Date = one year from the date of grant). An additional twenty-five percent (25%) of the shares subject to this Option shall vest and be exercisable on (Date) each year thereafter, provided Grantee continues to be employed by the Company or any of its subsidiaries. Notwithstanding the foregoing vesting schedule, the Option shall be fully vested and exercisable with respect to all of the Option Shares upon (i) the date of death of Grantee, (ii) the physical disability of Grantee or (iii) the termination by the Company of Grantee’s employment with the Company without good cause. “Good cause” for termination of employment exists if the Grantee (a) commits any felony or act of fraud, misappropriation, material misrepresentation or embezzlement, (b) engages in conduct or activities materially damaging to the business or reputation of the Company or (c) inappropriately fails to show up for work for a significant period of time or refuses to perform duties or tasks reasonably assigned by the President or the Board of Directors. Time on leave of absence or periods of temporary suspension of employment greater than 90 consecutive days will not be counted as part of any vesting period. Reasons for such temporary suspension of employment or leaves of absence include, but are not limited to, maternity leave, parental leave, military service or any other reason which may cause temporary suspension of employment of greater than 90 days. The Stock Option Plan is not a part of remuneration to be continued during such periods.

c)	Procedure for Exercise. Subject to conditions of this Agreement, the Option may be exercised at any time and from time to time prior to its termination by delivering written notice to the Chief Financial Officer of the Company at its corporate headquarters at the address above, and written acknowledgment of the opportunity to ask questions of the Company’s management regarding all provided financial and other information, together with payment of the respective Option Price multiplied by the number of Option Shares purchased. The Chief Financial Officer or his designee will review the proposed sale in accordance with the corporate guidelines for “quiet periods” and other United States Securities and Exchange Commission rules and regulations. The Grantee will be notified when exercise of the Option shares is approved.

3.	Transferability of Option. Except as authorized by the Administrator, this Option shall not be transferable by Grantee other than by will or the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee. Except as provided above, this Option shall not be transferred, assigned, pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, levy, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without effect.

4.	Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

5.	Employment. Notwithstanding any contrary oral representations or promises made to Grantee prior to or after the date hereof, Grantee and the Company acknowledge Grantee’s employment with the Company is and will continue to be subject to the willingness of each to continue such employment, and nothing herein confers any right or obligation on Grantee to continue in the employ of the Company shall affect in any way Grantee’s right or the right of the Company to terminate Grantee’s employment at any time, for any reason, with or without cause. Further, any Grantee who is an employee of a business unit or subsidiary not located in the United States acknowledges that the grant of Options under this plan does not create an employment relationship with the parent Applied Films Corporation in the United States. Employees of Company business units and subsidiaries located outside of the United States also acknowledge that termination of their employment with that business unit or subsidiary is also considered to be termination of employment for the purposes of this Plan.

6.	Adjustment. The Board shall make appropriate and proportionate adjustments to the terms of the Option to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Board determines to be similar, in its substantive effect upon the Plan or the Option, to any of the changes expressly indicated in this sentence, as provided in Section 6(g) of the Plan. In the event of any such adjustments, any and all new, substituted or additional securities or other property to which Grantee is entitled by reason of the Option shall be immediately subject to the Option and be included in the word “Option Shares” for all purposes of the Option with the same force and effect as the Option Shares presently subject to the Option. After each such event, the number of Option Shares and/or the respective Option Price shall be appropriately adjusted.

7.	Expiration. Subject to the terms of the Plan, the Option shall expire at 5:00 p.m., United States eastern standard time, on the tenth anniversary of the date hereof (the “Expiration Date”).

8.	Tax Withholding. The exercise of this Option is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under applicable law in connection with such exercise or the delivery or purchase of Exercise Shares. The exercise of this Option shall not be effective unless applicable withholding, if required, shall have been effected or obtained in the following manner or in any other manner acceptable to the Administrator in accordance with the Plan.

9.	Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of Shares upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any applicable law, rule or regulation as the Company may consider appropriate, and may require any person exercising this Option to make such representations, including a representation that it is his or her intention to acquire Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. In such event, no Shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

10.	Further Actions. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

11.	Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth in this Agreement or at such other address as such party may designate by 10 days advance written notice to the other party. Grantees who are employed by a Company business unit or subsidiary located outside the United States will be considered to have met the advance notice requirement by depositing such written notice in the legal postal system of their home country or an established international package delivery service, registered or certified with postage/shipping fees prepaid, in time to meet the 10 day advance notice requirement.

12.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon Grantee’s heirs, executors, administrators, successors and permitted assigns and inure to the benefit of Grantee’s heirs, executors, administrators, successors and permitted assigns.

13.	Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of Colorado, USA. All claims arising from and in connection with any aspect of the Option Plan are subject to the jurisdiction of the laws of the state of Colorado, USA, and shall be adjudicated in the state of Colorado, USA.

14.	Entire Agreement. This Agreement constitutes the entire understanding between the Grantee and the Company with respect to the Option Shares, and supersedes all other agreements, whether written or oral, with respect to such Shares.

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Please execute the extra copy of this Agreement in the space below and return it to the Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours, APPLIED FILMS CORPORATION By: —————————————— Its ——————————————

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

GRANTEE: —————————————— (Signature) —————————————— (Please print name) —————————————— —————————————— —————————————— (Address)